                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            EMC INSURANCE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[EMC INSURANCE GROUP INC. LETTERHEAD]

                                 April 17, 2002

Dear Stockholder:

      I am pleased to extend to you my personal invitation to attend the 2002 Annual Meeting of Stockholders of EMC Insurance Group Inc. on May 21, 2002, at 10:00 a.m., at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309.

      The accompanying Notice of Annual Meeting and Proxy Statement contains a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's 2001 performance and its plans for 2002. Certain members of the Company's Board of Directors and Officers of the Company, as well as representatives of Ernst & Young LLP, the Company's independent auditors, will be available to answer questions you may have.

      While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure that your shares are represented. I urge you, therefore, to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.
                                         Sincerely,

                                         /s/ BRUCE G. KELLEY
                                         Bruce G. Kelley
                                         President and CEO

                            EMC INSURANCE GROUP INC.
                                   NOTICE OF
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2002

TO THE STOCKHOLDERS OF EMC INSURANCE GROUP INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of EMC Insurance Group Inc. (the "Company"), an Iowa corporation, will be held on Tuesday, May 21, 2002 at 10:00 a.m. local time, at Employers Mutual Casualty Company's office, 700 Walnut Street, Des Moines, Iowa, for the following purposes:

     1. To elect a Board of Directors;

     2. To approve the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each share of the Company's common stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 2, 2002 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed.

     April 17, 2002

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      DONALD D. KLEMME, Secretary

PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            EMC INSURANCE GROUP INC.
                              717 MULBERRY STREET
                             DES MOINES, IOWA 50309

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2002

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc. (the "Company") of proxies from the holders of the Company's $1.00 par value common stock (the "Common Stock") for use at the 2002 Annual Meeting of Stockholders to be held on May 21, 2002, and at any adjournment thereof (the "Annual Meeting").

     The Company's 2001 Annual Report to Stockholders was sent to the Company's stockholders on or about April 10, 2002. This proxy statement, along with the accompanying form of proxy, was sent to the Company's stockholders on or about April 17, 2002.

     The accompanying proxy may be revoked by the person giving it at any time before it is voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company ("Employers Mutual") and their subsidiaries. The cost of solicitation, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

                               VOTING SECURITIES

     All stockholders of record of the Common Stock at the close of business on April 2, 2002 are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2002, there were 11,353,904 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the outstanding shares entitled to vote is represented at the Annual Meeting. If a quorum exists, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election and action on other matters, including appointment of auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Votes withheld for any director, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as votes cast with respect to any matter submitted to the stockholders for a vote and will not affect the outcome of any matter.

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect a board of seven directors to serve for terms extending until the 2003 Annual Meeting and until their respective successors are duly elected and qualified. Proxies in the accompanying form which are received by management of the Company in response to this solicitation will, unless contrary instructions are given therein, be voted in favor of the seven nominees for director listed in the table below. The Board of Directors of the Company has no reason to believe that any of such nominees may not be available to serve or will not serve as a director if elected; however, if any nominee is not so available at the time of the election, the proxies may be voted in the discretion of the persons named therein for the election of a substitute nominee.

     The table below contains certain information with respect to the Board of Directors' nominees for election as directors.

                                               DIRECTOR
                NAME                  AGE       SINCE             POSITION WITH THE COMPANY
                ----                  ---      --------           -------------------------
George C. Carpenter III.............  74         1981        Director
Elwin H. Creese.....................  70         1994        Director
David J. Fisher.....................  65         1985        Director
Bruce G. Kelley.....................  48         1991        President, Chief Executive Officer
                                                             and Director
George W. Kochheiser................  76         1974        Chairman of the Board
Raymond A. Michel...................  76         1981        Director
Fredrick A. Schiek..................  67         1994        Director

     George C. Carpenter III was Executive Director of Iowa Public Television from November 1985 until his retirement in 1993. Prior to that he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications. He was employed by WHO Broadcasting Company for 20 years.

     Elwin H. Creese was Senior Vice President and Treasurer of the Company and of Employers Mutual from 1993 until his retirement on April 1, 1996. He was Vice President and Treasurer of the Company and of Employers Mutual from 1985 until 1993. Mr. Creese was employed by Employers Mutual from 1984 to 1996.

     David J. Fisher has been Chairman of the Board and President of Onthank Company, a Des Moines based wholesale distributor of floor, window and wall covering products, since 1978 and has been employed by that firm since 1962. Mr. Fisher serves on the Board of Regents State of Iowa and is a Director of Liberty Banshares, Inc. He also serves as a member of the Federal Reserve Bank of Chicago's Advisory Council on Small Business.

     Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001. He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991. Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984.

     George W. Kochheiser has been Chairman of the Board of the Company since 1994, and was President and Chief Operating Officer of the Company and of Employers Mutual from 1982 until his retirement in 1991. Mr. Kochheiser also serves as a director of Employers Mutual and was an employee of that company from 1949 to 1991.

     Raymond A. Michel is a member of the Board of Directors of Koss Construction Company, a highway and airport construction firm, and was its Chairman and Chief Executive Officer from 1972 until his retirement in 1989. He has been affiliated with that company in one capacity or another since 1955.

     Fredrick A. Schiek was Executive Vice President and Chief Operating Officer of the Company and of Employers Mutual from 1992 until his retirement on March 1, 2001. He was Vice President of Employers Mutual from 1983 until 1992 and has served as a director of Employers Mutual since 1998. Mr. Schiek had been employed by Employers Mutual since 1959.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2001, the Board of Directors of the Company held four regular meetings. In 2001, each member of the Board of Directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

     The Board of Directors of the Company has three standing committees: the Executive Committee, the Audit Committee, and the Inter-Company Committee. The Board of Directors of the Company does not have a nominating committee, investment committee or a compensation committee. The functions of the nominating committee and investment committee are carried out by the Board of Directors as a whole. As the officers of the Company are employees of Employers Mutual, the functions of the compensation committee are carried out by the Employers Mutual Board of Directors or one of its committees.

     The Executive Committee members are Bruce G. Kelley, Fredrick A. Schiek and George W. Kochheiser. This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company's Bylaws, require action by the Board of Directors; these include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, designating candidates for election as directors or filling director vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Charter, or amending the Company's Bylaws. The Executive Committee had two meetings during the year ended December 31, 2001.

     The members of the Audit Committee are George C. Carpenter III, David J. Fisher and Raymond A. Michel. The functions performed by this Committee are detailed in the Audit Committee Charter. Their duties are to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. The Audit Committee held three meetings in 2001.

     The Inter-Company Committee was established by mutual agreement of the Boards of Directors of the Company and Employers Mutual. The three members of the Audit Committee also serve as the members of the Inter-Company Committee. Employers Mutual is represented on the Inter-Company Committee by three members of its Board of Directors. The primary responsibility of the Inter-Company Committee is to review all major transactions and ensure those transactions are equitable between the two entities. The Inter-Company Committee did not meet during 2001.

DIRECTORS' COMPENSATION

     In 2001, each member of the Company's Board of Directors who was not an officer or employee of the Company was entitled to $900 for each board meeting or committee meeting attended, plus expenses, and a $9,000 annual fee payable irrespective of attendance at meetings. Non-employee directors of the Company are also eligible to participate in Employers Mutual's Non-Employee Director Stock Purchase Plan. Under this plan, directors are granted an option to purchase Common Stock in an amount up to 100 percent of their annual fee at an option price equal to 75 percent of the fair market value of the Common Stock on the option exercise date. During 2001, none of the Company's directors participated in the plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding those persons known to the Company who own beneficially more than five (5) percent of the Company's Common Stock:

                                                                        AMOUNT AND NATURE
TITLE OF                          NAME AND ADDRESS                        OF BENEFICIAL      PERCENT
 CLASS                          OF BENEFICIAL OWNER                         OWNERSHIP        OF CLASS
--------      --------------------------------------------------------  -----------------    --------
Common        Employers Mutual Casualty Company.......................     9,011,761(1)       79.4%
              717 Mulberry Street
              Des Moines, Iowa 50309

Common        Dimensional Fund Advisors Inc...........................       608,500(2)        5.4%
              1299 Ocean Avenue
              Santa Monica, California 90401

---------------
(1) On April 2, 2002, Employers Mutual owned 79.4% of the outstanding Common Stock of the Company. Employers Mutual intends to retain ownership of a majority of the Company's Common Stock at all times in the future. This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will give it the right to elect all of the directors of the Company. The Company's operations are interrelated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual. The Company does not anticipate any disruptions in this relationship.

(2) The information shown is based upon a Schedule 13G, dated January 30, 2002, filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc., a registered investment advisor. Dimensional Fund Advisors Inc. reported sole voting power and sole disposition power with respect to all of the shares.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following information is furnished as to the Common Stock of the Company owned beneficially as of April 2, 2002, by each of the Company's directors and named executive officers individually and the directors and executive officers of the Company as a group. The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the Securities and Exchange Commission regarding such ownership.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
NAME                                                            OWNERSHIP (1)     OF CLASS
----                                                          -----------------   --------
George C. Carpenter III.....................................          5,490           *
Elwin H. Creese.............................................         10,185           *
Raymond W. Davis............................................         13,685(2)        *
David J. Fisher.............................................          1,742           *
John D. Isenhart............................................         12,476           *
Ronald W. Jean..............................................         11,964(3)        *
Bruce G. Kelley.............................................        186,428(4)      1.6%
George W. Kochheiser........................................         55,000           *
Raymond A. Michel...........................................          5,000           *
William A. Murray...........................................         17,043(5)        *
Fredrick A. Schiek..........................................         12,765           *
All Directors and Executive Officers as a Group (15 persons,
  including those listed above).............................        362,620         3.2%

---------------

* Less than one percent

(1) All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2) Raymond W. Davis directly owns 11,785 shares of Common Stock and has presently exercisable options to purchase 1,900 shares, which shares are included in the table.

(3) Ronald W. Jean directly owns 10,305 shares of Common Stock and has presently exercisable options to purchase 1,659 shares, which shares are included in the table.

(4) Bruce G. Kelley owns 88,231 shares of Common Stock directly and 26,197 shares indirectly. Of the 26,197 shares indirectly owned, 1,500 are owned by his spouse and 24,697 are owned by his children. In addition, he owns presently exercisable options to purchase 72,000 shares, which shares are included in the table.

(5) William A. Murray directly owns 2,525 shares of Common Stock and has presently exercisable options to purchase 14,518 shares, which shares are included in the table.

                           COMPENSATION OF MANAGEMENT

     EMC Insurance Group Inc. has no employees of its own and, consequently, has no payroll, no employee benefit plans and no compensation committee of its Board of Directors. Approximately 15 employees of Employers Mutual devote a portion of their time performing administrative duties for the Company. All compensation and all benefits reported in this proxy statement are established by the Employers Mutual Board of Directors or by one of its committees.

     The Company's four property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company, Farm and City Insurance Company and Illinois EMCASCO Insurance Company) and two subsidiaries and an affiliate of Employers Mutual, are parties to reinsurance pooling agreements with Employers Mutual (collectively, the "Pooling Agreement"). The compensation of Employers Mutual's employees during 2001 was shared by the Company's property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement. Likewise, the compensation of the employees of Illinois EMCASCO Insurance Company were charged as an expense to the Pooling Agreement and as such were shared by all of the parties to the Pooling Agreement. The compensation paid to the employees of Employers Mutual who perform duties for EMC Reinsurance Company and EMC Underwriters, LLC, the other two subsidiaries of the Company, is not allocated to the Pooling Agreement and is charged directly to those subsidiaries.

     The aggregate participation of the Company's property and casualty insurance subsidiaries in the Pooling Agreement during 2001 was 23.5 percent and this percentage represents the portion of the compensation expenses described below which were allocated to the Company during the year.

     The compensation of the executive officers of Employers Mutual is initially determined by a Senior Executive Compensation and Stock Option Committee composed of four members of its Board of Directors, with subsequent approval by its full Board of Directors.

     The following table sets forth information with respect to compensation paid by Employers Mutual to its Chief Executive Officer and the other four most highly compensated executive officers serving as such on December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION(1)
                                  --------------------------------------   SECURITIES
                                                            OTHER ANNUAL   UNDERLYING    ALL OTHER
NAME AND                                 SALARY    BONUS    COMPENSATION    OPTIONS     COMPENSATION
PRINCIPAL POSITION                YEAR     ($)      ($)        ($)(2)        (#)(3)        ($)(4)
------------------                ----   -------   ------   ------------   ----------   ------------
Bruce G. Kelley.................  2001   426,782       --       --               --        5,730
President & CEO                   2000   398,856       --       --           10,000        5,730
                                  1999   379,863       --       --               --        5,724

Ronald W. Jean..................  2001   219,813       --       --               --        6,066
Executive Vice President for      2000   186,267       --       --           17,500        5,937
Corporate Development             1999   160,307       --       --            1,000        5,934

William A. Murray...............  2001   211,104       --       --            8,200        6,906
Executive Vice President & COO    2000   108,855   32,580       --           17,500        4,489
                                  1999   102,878   25,650       --            1,500        3,808

John D. Isenhart................  2001   178,811       --       --               --        7,514
Sr. Vice President                2000   170,301       --       --               --        7,389
                                  1999   164,539       --       --            1,000        7,822

Raymond W. Davis................  2001   164,263       --       --               --        6,196
Sr. Vice President &              2000   154,976       --       --            7,000        5,837
Treasurer                         1999   149,011       --       --            1,500        4,897

---------------

(1) Compensation deferred at election of executive includable in category and year earned.

(2) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.

(3) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(4) The amounts shown for all other compensation include employer matching contributions to the Employers Mutual Casualty Company 401(k) Savings Plan (the "401(k) Plan") and excess group life insurance premiums. During 2001, contributions to the 401(k) Plan on behalf of each of Messrs. Kelley, Jean, Murray, Isenhart and Davis were $5,100, $5,100, $5,100, $5,100 and $4,776, respectively. Excess life insurance premiums paid during 2001 on behalf of Messrs. Kelley, Jean, Murray, Isenhart and Davis were $630, $966, $1,806, $2,414 and $1,420, respectively.

STOCK OPTIONS

     The following table sets forth details regarding stock options granted to the named executive officers during 2001. In addition, the table shows the hypothetical gain, or "option spread", that would exist for the respective options based on assumed rates of annual compound stock appreciation of five and ten percent over the full term of the options. Employers Mutual grants the stock options which are utilized to purchase the Common Stock of the Company. Upon the exercise of these options, Employers Mutual pays to the Company the spread between the fair market value and the exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUES BASED ON
                                                                                       ASSUMED RATES OF
                                       NUMBER OF    % OF                                 STOCK PRICE
                                        OPTIONS     TOTAL    EXERCISE                  APPRECIATION(2)
                                        GRANTED    OPTIONS    PRICE     EXPIRATION   --------------------
NAME                                    (#)(1)     GRANTED    ($/SH)       DATE       5% ($)     10% ($)
----                                   ---------   -------   --------   ----------   --------   ---------
Bruce G. Kelley......................       --        --         --           --          --          --
Ronald W.............................       --        --         --           --          --          --
William A. Murray....................    8,200      76.6      11.38       2/1/11      58,686     148,722
John D. Isenhart.....................       --        --         --           --          --          --
Raymond W. Davis.....................       --        --         --           --          --          --

---------------

(1) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(2) The potential realizable values indicated are based on the assumption that the stock price appreciates at the annual rate shown from the date of grant until the expiration date. These numbers do not reflect the historical increase in the price of the stock and do not represent the Company's estimate of future appreciation in the stock price.

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during 2001, the realized gains from those exercises, the number of unexercised options held as of December 31, 2001, and the amount of unrealized gains attributed to them on that date.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE
                                                                            NUMBER OF        UNEXERCISED
                                                                           UNEXERCISED       IN-THE-MONEY
                                                                           OPTIONS AT         OPTIONS AT
                                                SHARES         VALUE       YEAR END(#)       YEAR END ($)
                                               ACQUIRED       REALIZED    EXERCISABLE/       EXERCISABLE/
NAME                                        ON EXERCISE(#)     ($)(1)     UNEXERCISABLE    UNEXERCISABLE(2)
----                                        --------------    --------    -------------    ----------------
Bruce G. Kelley.........................         6,000         18,187     74,000/10,000     521,350/73,000
Ronald W. Jean..........................         7,873         30,903      1,259/15,000       5,867/114,663
William A. Murray.......................         2,422         12,485     12,078/23,800      76,788/164,826
John D. Isenhart........................         2,550          6,233        400/600          1,785/2,678
Raymond W. Davis........................         4,100         23,407      4,100/7,200       22,140/51,381

(1) Value realized is the fair market value on the date(s) of exercise less the exercise price(s).

(2) The value of unexercised options is calculated by subtracting the exercise price(s) from the fair market value of the stock at year-end. The year-end fair market value was $17.15.

RETIREMENT PLANS

     The following table reflects the estimated annual retirement benefit that will be available to the executives named in the Summary Compensation Table. It assumes that all retirement plans remain in effect as they are currently structured and a normal retirement age of 65. The assumed annual earnings is an average of the five consecutive pay years out of all pay years, which give the highest average. The assumed annual earnings shown have been computed to reflect a range adequate to cover the current salaries of the named executives with provision for reasonable increases in future compensation.

                                                           YEARS OF SERVICE AT NORMAL RETIREMENT DATE
                                                   -----------------------------------------------------------
ASSUMED ANNUAL EARNINGS                               15               20               25               30
-----------------------                               --               --               --               --
      $150,000.................................    $ 40,020         $ 53,363         $ 66,697         $ 80,040
       200,000.................................      55,020           73,364           91,696          110,040
       250,000.................................      70,020           93,365          116,695          140,040
       300,000.................................      85,020          113,366          141,694          170,040
       350,000.................................     100,020          133,367          166,693          200,040
       400,000.................................     115,020          153,368          191,692          230,040
       450,000.................................     130,020          173,369          216,691          260,040
       500,000.................................     145,020          193,370          241,690          290,040
       550,000.................................     160,020          213,371          266,689          320,040
       600,000.................................     175,020          233,372          291,688          350,040
       650,000.................................     190,020          253,373          316,687          380,040
       700,000.................................     205,020          273,374          341,686          410,040

     The Employers Mutual Casualty Company Retirement Plan (the "Pension Plan") covers all employees of Employers Mutual and its subsidiaries. Within the pension plan there are two formulas for arriving at an employee's benefit, depending on their age and date of employment.

     Employees employed prior to January 1, 1989 and who were 50 years old, or older, on January 1, 2000 will continue to have their benefits calculated under a traditional defined benefit formula. This formula is based on years of service, the highest average pay for five consecutive years and the employee's age at the time of retirement. Retirement benefits for all other employees will be determined under a cash balance formula.

     The formula for determining the benefits earned under the cash balance formula is similar to that of a defined contribution plan. The formula is based on a combination of covered compensation and interest paid on a participant's accumulated account balance. Each year a participant's account is credited with
(1) a defined percentage of their covered compensation for the year and (2) interest on the prior year-end account balance at the 30 year treasury rate (GATT Rate). The participant's account balance is defined annually based on these factors without regard to the actual investment performance of the pension plan's assets.

     Employers Mutual also sponsors a defined contribution plan, the 401(k) Plan. This plan is available to all employees of Employers Mutual and its subsidiaries. Under the 401(k) Plan, Employers Mutual matches 50 percent of the first six percent of covered compensation that an employee defers. With the exception of the highly compensated group, the employee participants can make tax qualified deferrals of up to 17 percent of their covered compensation to this plan. Beginning in 2001 a new plan, the EMC Excess Deferral Plan, was created for the highly compensated group who were limited in their deferral percentage. This plan allows the highly compensated to defer up to 17% of their salary between the 401(k) Plan and the non-qualified EMC Excess Deferral Plan.

     In addition to the EMC Excess Deferral Plan, Employers Mutual has two other non-qualified supplemental retirement plans, the Excess Retirement Benefit Agreement and the Supplemental Executive Retirement Plan. These plans restore retirement benefits to those employees who are prevented from receiving full benefits from the Pension Plan because of their deferral of bonus income and the restrictions imposed on the amount of covered compensation that can be credited to, and the maximum benefits that can be received from, qualified pension plans. These three plans are unfunded and any payments made to participants will be from the general accounts of Employers Mutual.

     All of the individuals named in the Summary Compensation Table are participants in each of these plans. For retirement benefit purposes, during 2001 the number of full years of service accrued and the compensation for Messrs. Kelley, Jean, Murray, Isenhart and Davis were 16 and $429,773, 22 and $222,971, 16 and $245,924, 38 and $181,224 and 22 and $165,683, respectively.
For 2001, pursuant to the requirements of the Internal Revenue Code, as amended, compensation credited under the qualified Pension Plan and the 401(k) Plan was limited to $170,000.

                         EXECUTIVE COMPENSATION REPORT

     The compensation of the executive officers of Employers Mutual is initially determined by the Senior Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Employers Mutual, with subsequent approval by its full Board of Directors.

COMPENSATION PHILOSOPHY

     The general intent of Employers Mutual is to provide an executive compensation structure that will allow for a level of compensation that is competitive within the insurance industry and, more particularly, with a peer group of companies within the property and casualty insurance industry. That peer group, some of which are included in the industry index used in the performance graph appearing later in this report, is comprised of companies which are similar in size, have comparable insurance products and which have been identified as the competition with respect to such things as the quality of the products and services provided, and which tend to compete in the same targeted markets as does Employers Mutual.

     It is also the intention of Employers Mutual to provide a level of compensation that will allow it to attract and retain highly qualified, motivated executives who will enhance the ability of Employers Mutual to continue its long history of steady growth and financial strength. Employers Mutual and its non-life insurance subsidiary companies collectively had assets that totaled $2,147,141,332 at December 31, 2001 and had written premiums of $1,019,178,334 for the year.

EXECUTIVE COMPENSATION COMPONENTS

     The compensation of Employers Mutual executives is determined primarily through the use of three major components in its compensation structure. Each of those components is designed to achieve a particular result and to allow for measurement of individual and collective executive performance.

     The basic component of executive compensation is base salary. On an annual basis, the Committee reviews the salary of each individual executive officer, using as a guideline the average base pay of other industry and peer company executives with like positions, and with strong reliance upon the Chief Executive Officer's report on the overall performance and progress of each executive during the past year.

     The executives also have an incentive bonus program based upon the overall performance of Employers Mutual and its subsidiaries. The bonus program measures performance based on production increases compared to goal, the amount of increase in statutory surplus and the statutory combined loss and expense ratio of Employers Mutual and its insurance subsidiaries compared to goal and to the industry. The Committee reviews the bonus program on an annual basis and makes changes to it if and when such changes are deemed to be appropriate.

     Employers Mutual has also made available a long-term incentive compensation opportunity for its senior executives through the use of incentive stock option grants. The Common Stock of the Company is utilized for those grants. Because of the Pooling Agreement that Employers Mutual has with two of its subsidiaries, an affiliate and four subsidiaries of the Company, the Committee believes that superior performance by the senior executives of Employers Mutual will have a significant impact on the performance of the Common Stock of the Company, thereby providing long-term appreciation in the value of the options held by the executives. The Committee has formal guidelines for granting stock options to eligible executives. Those guidelines provide for base option award ranges for executives based upon their level of authority and responsibility and also provide for the granting of discretionary option awards to executives based upon such factors as individual performance, attainment of agreed goals and objectives and other contributions to overall results. During 2001, only two individuals, Mr. Murray being one of them, were granted options in order to bring them up to the minimum of their new range.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For 2001, the Committee recommended that the base salary of Bruce G. Kelley, Chief Executive Officer, be increased to $428,424, an increase of 7.0 percent over the base salary paid him during 2000. The Committee arrived at that figure as an appropriate salary for the position based upon a salary range imputed from surveys of base salaries being paid to Chief Executive Officers of bonus paying insurance industry and peer group companies. The full Board of Directors of Employers Mutual approved the salary recommendation.

     The incentive bonus program is based upon a number of factors for Employers Mutual and its property and casualty insurance subsidiaries, as described above. Mr. Kelley and the other executives earned no bonus for 2001.

     The members of the Senior Executive Compensation and Stock Option Committee of Employers Mutual are as follows:

                                          Blaine A. Briggs -- Chairman
                                          Richard W. Booth
                                          Lanning Macfarland, Jr.
                                          Philip T. Van Ekeren

                             AUDIT COMMITTEE REPORT

     As reported earlier, the Audit Committee of the Board of Directors is composed of three members. All members of the Audit Committee meet the independence and experience requirements of Rule 4200 (a) (14) of the National Association of Securities Dealers' listing standards. The Audit Committee's responsibilities are described in a written charter initially adopted by the Board of Directors on May 25, 2000, with minor modifications to such charter being approved by the Board on February 28, 2001.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has also discussed with Ernst & Young LLP (E&Y), the Company's independent auditors during the 2001 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 and No. 90. Based on these reviews, nothing came to the attention of the Audit Committee that would cause them to believe that the audited financial statements contain any materially misleading statements or omit any material financial information.

     The Audit Committee has received from E&Y the written disclosures required by Independence Standards Board Standard No. 1. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2001 be included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

     The members of the Audit Committee are as follows:

                                          George C. Carpenter III
                                          David J. Fisher
                                          Raymond A. Michel

AUDIT FEES

     The aggregate fees incurred by the Company for the performance of the audit and the review of the Companies' financial statements by E&Y during 2001 were $112,250.

ALL OTHER FEES

     During 2001, E&Y had other non-audit fees that totaled $61,031, primarily related to tax work. There were no fees associated with system design and implementation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Dr. John Kelley, a director of Employers Mutual, was designated as a
Section 16 reporting person in 1991. In June of 1992, the transfer agent was directed to distribute 30 shares from his account and a Form 4 was filed to reflect this. Due to an error, this transaction never took place and his direct holdings have been understated since that date. This was corrected with a late report filed in February 2002.

     For the period from January 1997 to January 2002, Dr. Kelley also held an indirect ownership interest in 5,233 shares, which participated in the Company's Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan and were inadvertently not reported on a Form 4. As a result, twenty dividend reinvestment share purchase transactions were not reported. In February 2002, Dr. Kelley filed a report reflecting the purchase of 1,497 shares and his current indirect ownership of 6,730 shares.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock to the NASDAQ Total Return Index for U.S. companies and a published Industry Index, which is the Media General Industry Group 432 over a five-year period beginning December 31, 1996 and ending December 31, 2001. The total stockholder return assumes $100.00 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Market Index and the Industry Index. It also assumes reinvestment of all dividends for the period.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
              AMONG EMC INSURANCE GROUP INC., NASDAQ MARKET INDEX
                               AND INDUSTRY INDEX

                              [PERFORMANCE GRAPH]

                                            1996      1997     1998     1999     2000     2001
                                            ----      ----     ----     ----     ----     ----
EMC INSURANCE GROUP INC..................  $100.00   115.63   116.33    88.10   121.07   185.26
INDUSTRY INDEX...........................  $100.00   145.50   153.30   170.46   234.02   200.13
NASDAQ MARKET INDEX......................  $100.00   122.32   172.52   304.29   191.25   152.46

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The operations of the Company are directly interrelated with the operations of Employers Mutual. Because of this operational relationship, there are a number of transactions between the two companies and their subsidiary companies that occur on an ongoing basis. For a discussion of those transactions, see the "Notes to Consolidated Financial Statements" in the Company's 2001 Annual Report to Stockholders.

             APPROVAL OF THE 2003 EMPLOYERS MUTUAL CASUALTY COMPANY
                          INCENTIVE STOCK OPTION PLAN

     On February 26, 2002, the Company's Board of Directors approved the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan (the "Plan"). The Board of Directors of Employers Mutual approved the Plan on November 8, 2001 and the policyholders of Employers Mutual approved the Plan on March 13, 2002. The Plan is to become effective, subject to the approval of the stockholders of the Company, on January 1, 2003.

     The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Appendix A.

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the interests of Employers Mutual and its subsidiaries by providing a means to attract and retain key employees. The Plan will furnish them with incentives for the acquisition and accumulation of the Common Stock of the Company and will help to align employee and shareholder long-term interests.

ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Senior Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Employers Mutual. The Committee shall consist of three or more directors who satisfy the requirements of a nonemployee director for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     As administrator of the Plan, the Committee has the authority to establish such rules and regulations with respect to the Plan as it deems appropriate and to interpret and implement such rules and regulations. The Committee may designate an administrator for the day-to-day operations of the Plan.

SHARES SUBJECT TO THE PLAN

     An aggregate of 500,000 shares of authorized but unissued shares of the Company's Common Stock are available for the grant of incentive stock options ("ISOs") under the Plan.

ELIGIBLE EMPLOYEES

     To be eligible for a grant of ISOs, an individual must be a full time employee who is an officer or key employee of Employers Mutual or its subsidiaries. ISOs may be granted to such eligible employees as the Committee may select and for such number of shares as the Committee may designate.

     Because the grant of ISOs pursuant to the Plan will be within the discretion of the Committee, it is not possible to determine the awards that will be made to the executive officers under the Plan. However, it is expected that such awards will be comparable to those granted in recent years under the prior plan. There were 276,475 ISOs granted during the two most recent years to approximately 64 persons eligible to participate in the Plan.

GRANT OF OPTIONS

     The granting of ISOs pursuant to the Plan shall take place when the Committee, by resolution, written consent, or other appropriate action, determines to grant such ISOs.

OPTION PRICE

     The option price per share with respect to the ISOs shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date of the grant.

TAX CONSEQUENCES OF THE PLAN

     There will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant, except that upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted and one year after the acquisition of such shares of Common Stock (the "Required Holding Period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the Required Holding Period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

TERM OF THE PLAN

     No ISOs shall be granted pursuant to this Plan after December 31, 2012.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations, or for any other purpose which may at the time be permitted by law, subject to the restrictions shown in paragraph 19 of the Plan reflected in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP (E&Y) audited the financial statements of the Company for the year ended December 31, 2001. E&Y replaced KPMG LLP, who had performed the audit for the year 2000, as the Company's independent auditors after the Audit Committee requested proposals from certain independent accounting firms. The Board of Directors has selected E&Y as auditors for fiscal year ending December 31, 2002 and the stockholders are asked to ratify that selection. During 2001, in connection with its audit function, E&Y provided services to the Company which included the examination of the annual consolidated financial statements, assistance with requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and consultation regarding various financial and accounting matters.

     The audit reports of KPMG LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and KPMG LLP on accounting or financial statement disclosure during the prior fiscal years nor any subsequent period preceding their non-renewal.

     A representative of E&Y will be present at the Annual Meeting, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders must be received by the Company no later than December 18, 2002. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting. Any such proposal will be included in the Proxy Statement for the 2003 Annual Meeting if the rules of the Securities and Exchange Commission are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder's proposal is determined by the Company to be appropriate under the rules promulgated by the Securities and Exchange Commission.

April 17, 2002

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DONALD D. KLEMME, Secretary

                                                                      APPENDIX A

                     2003 EMPLOYERS MUTUAL CASUALTY COMPANY
                          INCENTIVE STOCK OPTION PLAN

1. PURPOSE. The purpose of this Stock Option Plan, which shall be known as the "2003 Employers Mutual Casualty Company Incentive Stock Option Plan" (the "Plan"), is to promote the interests of Employers Mutual Casualty Company (the "Company" or "EMCC") and its policyholders, and the interests of all of its Subsidiaries and Affiliates (as each is hereinafter defined) including specifically EMC Insurance Group Inc. ("EMC Group") and its subsidiaries and the interests of the other shareholders of EMC Group, by strengthening the ability of the Company to attract and retain key personnel with exceptional abilities by furnishing them with incentives for the acquisition and long-term accumulation of the common stock of EMC Group, and also by giving them a common interest with the other shareholders in the continued growth and success of the Company. The Plan provides for the grant of incentive stock options in accordance with the terms and conditions set forth below.

     The term "Subsidiary" shall mean any corporation of which a majority of the voting stock is owned or controlled, directly or indirectly, by the Company. The term "Affiliate" shall mean any non-stock corporation which is required under Iowa law to be shown as a member of the EMCC Insurance Holding Company System. The term "Company" when used in the Plan with reference to employment shall include Subsidiaries and Affiliates of the Company. Unless otherwise required by the context, the term "option" shall refer to the incentive stock options granted under the Plan.

2. ADMINISTRATION. The Plan has been proposed and promulgated at the request of the Board of Directors (the "Board") of the Company, and shall be subject to the Board's approval. Implementation of the Plan shall also be subject to the approval of the policyholders of the Company, and the shareholders of EMC Group.

     The Plan shall be administered by the Senior Executive Compensation and Stock Option Committee of the Board or such other committee as the Board may appoint to administer the Plan (the "Committee"), consisting of three or more Directors, each of whom is not an "Eligible Employee" as defined in Section 4 of the Plan; and the Committee shall be further constituted to the extent, if any, required in order that the Plan complies with the applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     The Committee shall have full power and complete authority, except as limited by law, the 1934 Act, the Plan, and the Articles of Incorporation and Bylaws of the Company, to take all actions necessary and appropriate hereunder
(i) to establish, amend, rescind or waive appropriate rules and regulations relating to the Plan; (ii) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (iii) to decide all questions of fact and resolve all disputes arising from the Plan's application; (iv) to select the Eligible Employees (as hereinafter defined) to receive awards under the Plan;
(v) to make awards in such forms and amounts as it shall determine; (vi) to impose such limitations, restrictions, terms and conditions upon such awards as it shall deem appropriate and as shall be consistent with the Plan; (vii) to correct any defect or omission, or to reconcile any inconsistency, in the Plan or in any award granted thereunder; and (viii) to take all such steps and make all such determinations in connection with the Plan and the options granted thereunder as it may deem necessary or advisable. All determinations, decisions and other actions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including without limitation the Company, its policyholders, Directors, officers and employees

(including Eligible Employees and Optionees) and their estates, beneficiaries and legal representatives, subject however to the authority of the Board to amend, modify and/or terminate the Plan as provided in Section 19 of the Plan.

     The Committee may, in its discretion, designate an administrator for the day-to-day operations of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be sufficient for the taking of any action under the Plan.

3. STOCK. The stock to be subject to options under the Plan shall be shares of EMC Group common stock of the par value of $1.00 per share (the "Stock"). The total amount of Stock on which options may be granted under the Plan shall not exceed 500,000 shares, which EMCC shall provide from Stock (i) owned by EMCC,
(ii) purchased by EMCC on the open market, or (iii) acquired by EMCC through means other than open market purchases, including direct purchases from EMC Group. All Stock owned or acquired by EMCC which is used to fund option exercises under the Plan will be transferred to EMC Group for issuance to the Optionee (as defined in Section 5 hereof). Such number of shares is subject to adjustment in accordance with the provisions of Section 12 hereof. The shares involved in the unexercised portion of any terminated, lapsed or expired options under the Plan may again be subjected to options under the Plan, to the maximum extent possible under the then-applicable rules under Section 16 of the 1934 Act.

4. ELIGIBILITY. To be eligible for a grant of an option by the Committee, an individual must be a regular employee who is treated as a full time employee in the personnel records of the Company and who is an officer or key employee of the Company (as determined by the Committee) as of the respective date on which the grant is made or on which eligibility is to be determined for other purposes; such individuals are hereinafter referred to as "Eligible Employee(s)." Those Directors who are not officers or key employees of the Company or of any Subsidiary or Affiliate will not be eligible under this Plan. Subject to the provisions of this Plan and as hereinafter provided, options may be granted to such Eligible Employees as the Committee may select and for such number of shares as the Committee may designate. The Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and its Subsidiaries and Affiliates, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

5. GRANT OF OPTIONS. Each Eligible Employee to whom an option is granted is hereinafter sometimes referred to as the "Optionee".

     Where appropriate, the term "Optionee" may refer to both the individual to whom the option is granted and to his or her beneficiary or legal representative in the event of death.

     The granting of an option pursuant to the Plan shall take place when the Committee, by resolution, written consent, or other appropriate action, determines to grant such an option to an Optionee. The date on which the option shall be granted (hereinafter sometimes referred to as the "Date of Grant") shall be the date of the appropriate action by the Committee or such later date as may then be determined. Following such grant, a notice thereof shall be sent to the Optionee stating the number of shares under option, the Date of Grant, and the option price per share. If deemed advisable by the Committee, the notice may be accompanied by an option agreement to be signed by the Company and the Optionee, which agreement shall contain provisions not inconsistent with the Plan. Any individual may hold more than one option at any one time.

     The aggregate fair market value (determined as of the Date of Grant) of shares of stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under this Plan shall not exceed $100,000.

     No Optionee shall be granted an option if, immediately before the option is to be granted, the Optionee owns, directly or indirectly, more than ten percent (10%) of the common Stock and other stock (if any) of EMC Group possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of EMC Group, or of any Subsidiary of the Company or EMC Group; provided, however, that the limitation stated in this paragraph shall not apply if at the time such option is granted the option price is not less than one hundred ten percent (110%) of the fair market value (at the time the option is granted) of the Stock subject to the option, and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

6. OPTION PRICE. The option price per share with respect to each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Stock on the Date of Grant, subject to the limitation in the last paragraph of Section 5 above.

7. FAIR MARKET VALUE. For the purpose of determining the option price, the fair market value of the Stock on the Date of Grant shall be the average between the high and low prices reported (as of the close of regular trading) on Nasdaq-online.com for the Date of Grant.

     The fair market value of the Stock, as of any date other than the Date of Grant, shall be the average between the high and low prices reported on Nasdaq-online.com for such date.

     In the event the high and low prices for a particular date are not reported on Nasdaq-online.com (e.g., if no trades in the Stock occurred on the date in question), then the prices reported on Nasdaq-online.com for the closest date prior thereto shall be used.

8. TERM AND VESTING OF OPTIONS. Each option shall be for a period of two or more years, not to exceed ten (subject to the limitation in the last paragraph of Section 5 above), as determined by the Committee at the time of grant of the respective option. The term shall commence on the Date of Grant. At the end of the term, all rights to the option shall expire.

     Each option shall have a vesting period of two, three, four, or five years, as determined by the Committee at the time of granting the respective option, with the option becoming exercisable in equal annual cumulative increments. The vesting period shall commence one year from the Date of Grant with the exception of an option with a two-year vesting period, for which the vesting period shall commence on the Date of Grant.

     By way of example only, if the option had a term of ten years and a five-year vesting period, then such option could only be exercisable in accordance with the following schedule:

        a. During the first year, the Optionee could not exercise the option as to any shares.

        b. During the second year, the Optionee may exercise the option as to not more than one/fifth (20%) of the shares under option.

        c. During the third year, the Optionee may exercise the option as to not more than two/fifths (40%) of the shares under option less that number of shares for which the option was exercised in the second year.

        d. During the fourth year, the Optionee may exercise the option as to not more than three/fifths (60%) of the shares under option less that number of shares for which the option was exercised in the prior years.

        e. During the fifth year, the Optionee may exercise the option as to not more than four/fifths (80%) of the shares under option less that number of shares for which the option was exercised in the prior years.

        f. During the sixth through the tenth years, the Optionee may exercise the option as to all of the shares under the option less that number of shares for which the option was previously exercised.

     As a further example, if the option has a term of eight years and a four-year vesting period, then the Optionee could exercise the option as to not more than 25% during the second year, not more than 50% during the third year, not more than 75% during the fourth year, and as to 100% during the fifth through the eighth years.

9. EXERCISE OF OPTIONS. An option shall be exercised when written notice of such exercise has been given to the Company at its home office in Des Moines, Iowa (either Attention: Chief Executive Officer or Attention: Corporate Secretary) by the Optionee accompanied by full payment for the shares with respect to which the option is exercised. All, or any portion, of the option exercise price, at the discretion of the Committee and in accordance with such rules, regulations and restrictions as may be established from time to time by the Committee, may be paid by the surrender to EMC Group, at the time of exercise, of shares of previously acquired Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Stock. For this purpose, shares of previously acquired Stock shall be valued at fair market value on the date the option is exercised. Notwithstanding the foregoing, the minimum number of shares of previously acquired Stock which may be so surrendered is 100, and only one such surrender shall be permitted in any thirty (30) day period. No shares shall be issued or delivered until full payment therefor has been made.

10. NON-TRANSFERABILTY OF OPTIONS. No option shall be transferable by an Optionee otherwise than at death and then only by a written designation of the beneficiary or beneficiaries as provided in this Section 10 or by will or the laws of descent and distribution. During the lifetime of the Optionee, the option shall be exercisable only by such Optionee, or a guardian or conservator for such Optionee if appointed by court order.

     An Optionee may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may from time to time prescribe) to exercise, in the event of the death of the Optionee, such option rights, subject to the provisions of
Section 11 hereof. An Optionee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any such option, or in the event that no written designation of beneficiary is on file, the Committee may determine to recognize only an exercise by the legal representative of the Optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

11. TERMINATION OF EMPLOYMENT OR DEATH. In the event of termination of employment, for a reason other than death or Cause (as hereinafter defined) or disability, an Optionee shall have the right, for a period of three months from the effective date of termination, to exercise an option or options which he or she has previously been granted, but only to the extent that such option(s) was or were exercisable by such Optionee on the date of termination; provided, however, in the event the termination of employment is due to retirement, the Optionee shall have the right during such three-month period to exercise the option(s) previously granted to him or her as to all shares, to the extent not previously exercised, whether or not exercisable on the date of termination, but excluding any terminated, lapsed or expired option(s).

     In the event of termination of employment due to permanent and total disability, the Optionee shall have the right, for a period of twelve months from the effective date of such termination, to exercise the option(s) previously granted to him or her as to all shares, to the extent not previously exercised, whether or not exercisable on the date of termination, but excluding any terminated, lapsed or expired option(s).

     In the event of termination of employment due to Cause, all unexercised options of such Optionee, whether or not exercisable on the date of termination, shall immediately terminate and all rights thereunder shall cease. "Cause" means the willful and continued failure to substantially perform the Optionee's assigned duties with the Company (other than a failure resulting from the Optionee's total and permanent disability), the willful engaging in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

     In the event of the death of the Optionee, prior to his or her termination of employment, the designated beneficiary or the legal representative of the Optionee, as the case may be, shall have the right, for a period of twelve months from the date of death, to exercise the option(s) previously granted to the Optionee as to all shares, whether or not exercisable as of the date of death, to the extent not previously exercised and excluding any terminated, lapsed or expired options. In the event of the death of the Optionee, after his or her termination of employment for a reason other than for Cause, but during the three-month period or twelve-month period, as the case may be, for exercise of the option, the designated beneficiary or the legal representative of the Optionee, as the case may be, shall have the right for a period of six months from the date of death or the original term from date of termination or employment, whichever is longer, to exercise the option(s) as to all shares which were subject to the exercise of such option(s) at date of death.

     To the extent such options are not exercised within the three-month, six-month or twelve-month applicable periods, those options shall lapse at the expiration of such period(s).

     No transfer of an option right, other than by filing a written designation of beneficiary pursuant to Section 10 hereof, shall be effective to bind the Company unless the Company shall have been furnished with a copy of the Will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Such transfer shall be subject to the terms and conditions of such option.

12. STOCK ADJUSTMENT, RECLASSIFICATION, MERGER, OR CONSOLIDATION. The total amount of Stock on which options may be granted under the Plan and the option rights (both as to the option price and the number of shares as to which the option may be exercised) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from (i) payment of a stock dividend on Stock, (ii) a subdivision or combination of shares of Stock, (iii) a stock-split of Stock, (iv) a reclassification of Stock, (v) any other distributions to common shareholders other than cash dividends; or (vi) any other change in the authorized number or par value of the Stock; and (vii) subject to the provisions contained in the next following paragraph, in the event of a merger or consolidation in which EMC Group shall be the surviving corporation.

     After any merger of one or more corporations into EMC Group or after any consolidation of EMC Group and one or more corporations in which EMC Group shall be the surviving corporation, each Optionee shall have the right to exercise, in lieu of the number of shares of Stock as to which such option right could then be so exercised, the number and class of shares of Stock or other securities to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record of a number of shares of Stock equal to the number of shares as to which such option right shall then be so exercised.

     Notwithstanding any provision in this Plan or any agreement, in the event of a Change in Control, all outstanding options shall immediately become exercisable in full. "Change in Control" shall be deemed to have occurred as of:

        (1) the closing date of the restructuring of the Company or EMC Group as a result of merger, consolidation, takeover or reorganization unless at least sixty percent (60%) of the members of the Board of Directors of the corporation resulting from such merger, consolidation, takeover or reorganization were members of the Board of either the Company or EMC Group immediately prior to such event; or

        (2) the occurrence of any other event that is designated as being a "Change of Control" by a majority vote of the Directors of the Board of the Company who are not also employees of the Company.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

13. RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any share covered by the option right until the Optionee shall have become the holder of record of such share of Stock, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which the Optionee shall have become the holder of record thereof, except for the adjustments required under the provisions of Section 12 hereof.

14. RESTRICTIONS ON TRANSFER OF STOCK. The Committee shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Stock which may be purchased thereunder, including restrictions on the transferability of such shares acquired through the exercise of such option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such period(s) as the Committee may determine and, further, that in the event the Optionee's employment by the Company terminates during the period in which such shares are nontransferable, the Optionee shall be required to sell such shares back to the Company at such price as the Committee may specify in the option.

15. INVESTMENT PURPOSE. At the time of any exercise of any option right, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company and/or EMC Group, or to present any other evidence satisfactory to the Company, in its sole discretion, that it is such person's then-present intention to acquire the Stock for investment purposes only and not with a view to the near-term distribution thereof. In such event no shares shall be issued to such person unless and until the Company, in its sole discretion, is satisfied with the correctness of such representation, and the Company may consider the past stock trading or distribution practices of the Optionee in making such determination.

16. REGULATORY APPROVALS AND LISTING. EMC Group shall not be required to issue any certificate or certificates for shares of Stock upon the exercise of an option granted under the Plan prior to the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental body which EMC Group shall, in its sole discretion, determine to be necessary or advisable.

17. INDEMNIFICATION AND EXCULPATION. The Company shall indemnify to the full extent permitted by law any person who is made or threatened to be made a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of any action taken or failure to act under the Plan while such person or his or her testator or intestate is or was the administrator or a member of the Board or of the Committee or of the Board of Directors of EMC Group. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise (including but not limited to the Bylaws of the Company) or any power that the Company may have to indemnify or hold such person harmless.

     The administrator and each member of the Committee or of the respective Boards of Directors, and each officer and employee of the Company and EMC Group, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been an administrator or a member of the Committee or of the Boards of Directors, or an officer or employee of the Company or EMC Group, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any failure to act, if in good faith. The foregoing right shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise (including without limitation the Bylaws of the Company or EMC Group).

18. TERM OF PLAN. No option shall be granted pursuant to this Plan after December 31, 2012, but options theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto and to shares of Stock acquired upon exercise of such options.

19. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that no such amendment (except to the extent explicitly required or permitted herein) will, without the approval of the shareholders of EMC Group, (a) increase the maximum number of shares available under the Plan; (b) reduce the purchase price of Stock for which options may be exercised; (c) cause options issued under the Plan to fail to meet the requirements of an "Incentive Stock Option Plan" as provided in Section 422 of the Internal Revenue Code, as amended or restated from time to time; (d) amend the provisions of this Section 19 of the Plan; or (e) be adopted where shareholder approval is required by Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction with respect thereto; and no such amendment will adversely affect the rights of an Optionee (without his or her consent) under any unexercised option previously granted. Notwithstanding the foregoing, the Board may, without shareholder approval, increase the number of shares which may be issued under the Plan to reflect adjustments made pursuant to Section 12 of the Plan.

     The Plan may be permanently terminated or temporarily suspended at any time by the Board, but no such termination or temporary suspension shall adversely affect the rights and privileges of Optionees without their consent.

20. EFFECTIVE DATE. This Plan shall, subject to approvals at the 2002 Annual Meeting of the policyholders of the Company and at the 2002 Annual Meeting of the shareholders of EMC Group, be deemed effective on the first day of January, 2003.

21. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

22. GOVERNING LAWS. This Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Iowa.

                            EMC INSURANCE GROUP INC.
                             PROXY FOR COMMON STOCK
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Bruce G. Kelley and George W. Kochheiser, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of EMC
Insurance Group Inc. held of record by the undersigned on April 2, 2002 at the Annual Meeting of Stockholders to be held on May 21,
2002 or any adjournment thereof.

     1. ELECTION OF DIRECTORS      [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY
                                       (except as marked to the contrary below)           to vote for all nominees listed below

George C. Carpenter III, Elwin H. Creese, David J. Fisher, Bruce G. Kelley, George W. Kochheiser, Raymond A. Michel,
Fredrick A. Schiek

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that name on the space provided below.)

____________________________________________________________________________________________________________________________________

2. PROPOSAL TO APPROVE THE 2003 EMPLOYERS MUTUAL CASUALTY COMPANY INCENTIVE STOCK OPTION PLAN.
              [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.
              [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

4. OTHER BUSINESS in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SPECIAL ACTION Discontinue Annual Report Mailing for this Account [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                        Please sign exactly as your name
                                        appears. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation,
                                        please sign in full corporate name by
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

                                        DATE:___________________________, 2002.

                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature if held jointly

                                        ---------------------------------------
                                             PLEASE MARK, SIGN, DATE AND
                                             RETURN THE PROXY CARD PROMPTLY,
                                             USING THE ENCLOSED ENVELOPE.
                                        ---------------------------------------